                          CODORUS VALLEY BANCORP, INC.
                                    FORM 8-K

                                   Exhibit 99

                                     (Logo)
                  PRESS RELEASE -- CODORUS VALLEY BANCORP, INC.

                            CASH DIVIDEND DECLARATION
                            AND FINANCIAL HIGHLIGHTS

On January 14, 2003, the board of directors of Codorus Valley Bancorp, Inc. declared a regular quarterly cash dividend of $.12 cents per share, payable on or before February 11, 2003, to shareholders of record January 28, 2003.

Codorus Valley Bancorp, Inc. earned $3,101,000 or $1.15 per fully diluted share for full year 2002, compared to $2,854,000 or $1.06 per fully diluted share for 2001. The $247,000 or 9 percent increase in net income was primarily the result of an increase in noninterest income, which included gains from the sale of mortgages and securities, and a decrease in federal income tax, which more than offset an increase in loan loss provision and noninterest expense. The decrease in federal income tax was due to tax credits from a real estate investment that provides affordable housing to qualified families and businesses that reside in the City of York, Pennsylvania. During the fourth quarter, PeoplesBank recorded a $445,000 loan loss provision as a result of charging off as loss a group of related equipment financing contracts. Total charge-offs relating to the equipment financing contracts amounted to $864,000 for calendar year 2002. Management believes that the loss on these contracts was caused by external fraud and is presently seeking legal redress, including the initiation of lawsuits with other defrauded financial institutions. The increase in noninterest expense was caused primarily by increased operating expenses attributable to corporate growth, which included the acquisition of a full service insurance agency in September and the addition of a financial center in December. Total assets were approximately $350 million on December 31, 2002, an increase of $19 million or 6 percent above December 31, 2001. Asset growth occurred primarily in investment securities and business loans, which were funded by core deposits. Additional financial information is provided in the financial highlights section of this news release.

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                                                 Codorus Valley Corporate Center
                                         105 Leader Heights Road, York, PA 17403
                                                                    717-747-1519


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Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at Codorus Valley Corporate Center, 105 Leader Heights Road, York, PA. Codorus Valley operates primarily through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through eleven financial centers throughout York County. It also offers investment, insurance, trust and real estate settlement services. The deposits of PeoplesBank are FDIC insured. The common stock of Codorus Valley Bancorp, Inc. is quoted on the Nasdaq National Market System under the trading symbol -- CVLY. Additional information is available on the bank's website -- www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When the words such as "believes," "expects," "anticipates" or similar expressions occur in the Press Release, management is making forward-looking statements. Readers should note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release.

Questions or comments regarding this news release should be directed to Larry J. Miller, President & CEO, Codorus Valley Bancorp, Inc. by telephone at 717-747-1500 or 800-646-1970 or by e-mail lmiller@peoplesbanknet.com.

January 17, 2003
York, Pennsylvania

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                          CODORUS VALLEY BANCORP, INC.

                              Financial Highlights

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (in thousands of dollars, except per share data)

                                           Three months ended                         Year ended
                                               December 31,                           December 31,
                                        2002                2001                2002               2001
                                       -------             -------             -------            -------
Net interest income                     $3,170              $3,064             $11,767            $11,731
Provision for loan losses                  445                   0                 515                143
Noninterest income                         733                 606               2,583              2,337
Gain on sale of securities                   0                   0                 179                  0
Gain on sale of mortgages                  312                  79                 772                159
Noninterest expense                      2,977               2,814              11,008             10,298
Federal income tax                         110                 155                 677                932
                                       -------             -------             -------            -------
Net income                                $683                $780              $3,101             $2,854
                                       =======             =======             =======            =======
Net inc per share (diluted)              $0.25               $0.29               $1.15              $1.06
Cash dividends per share                $0.120              $0.114              $0.468             $0.457
Stock dividend per share                                                             5%                 5%

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
                (in thousands of dollars, except per share data)

                                                           December 31,
                                                     2002               2001
                                                 -----------         -----------
Cash & short term investments                        $11,120             $25,035
Investment securities                                 79,723              47,720
Loans                                                238,546             238,134
Allowance for loan losses                             (1,515)             (1,898)
Other assets                                          22,023              21,464
                                                 -----------         -----------
  Total assets                                      $349,897            $330,455
                                                 ===========         ===========

Deposits                                            $292,627            $276,945
Borrowed funds                                        23,253              19,573
Other liabilities                                      1,794               4,569
Stockholders' equity                                  32,223              29,368
                                                 -----------         -----------
  Total liabilities & stockholders' equity          $349,897            $330,455
                                                 ===========         ===========

Shares outstanding                                 2,697,035           2,692,474
Book value per share                                  $11.95              $10.90
Market value per share                                $15.23              $12.95
Return on average assets (ytd)                          0.91%               0.91%
Return on average equity (ytd)                         10.08%              10.00%
Capital leverage ratio                                  8.93%               9.27%

Note: Shares outstanding and per share amounts were adjusted for stock dividends, as appropriate.


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